TO:       GO CALL, INC.

AND TO:   the directors and shareholders therof

         As per the decision made at the Board of Directors meeting on July 16th, 1999, I hereby submit my resignation as a Director, Chief Executive Officer and President of the Corporation, effective December 29th, 1999.

                      DATED as of the 29 day of Dec, 1999


                                        /s/ Michael Ruge
                                        ----------------------------
                                        Michael Ruge

ACKNOWLEDGED BY:

                                        /s/ Irving Moon
                                        ----------------------------
                                        Irving Moon, Director

                                        /s/ James Hammer
                                        ----------------------------
                                        James Hammer, Director